UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014 (January 21, 2014)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2014, the Board of Directors (“Board”) of CIT Group Inc. (the “Company”) appointed Ellen R. Alemany as a member of the Company’s Board, effective January 22, 2014. The Board also appointed Ms. Alemany to the Audit Committee of the Board, effective January 22, 2014. Ms. Alemany is an independent director under the criteria established by the New York Stock Exchange and under CIT’s Corporate Governance Guidelines. A press release announcing the election of Ms. Alemany is attached as Exhibit 99.1.

Ellen R. Alemany, age 57, served as Head of RBS Americas, which oversees The Royal Bank of Scotland’s businesses in the Americas, from June 2007 to October 1, 2013, and as Chief Executive Officer from March 2008 and Chairman from March 2009 of RBS Citizens Financial Group, Inc., a bank holding company. Prior to RBS Americas, Ms. Alemany served at Citigroup Inc. as the Chief Executive Officer for Global Transaction Services from February 2006 to April 2007 and as Executive Vice President for the Commercial Business group from March 2003 to January 2006, which included the Commercial Markets group, the Commercial Real Estate group, and CitiCapital Inc., where she served as President from September 2001 to January 2006. Prior to September 2001, she held a number of executive positions in Citigroup’s Global Corporate Bank. Ms. Alemany has served on the Board of Directors at Automatic Data Processing, Inc. since December 2011. She is also a member of the Board of Directors of The Center for Discovery. Ms. Alemany holds a Bachelor of Arts degree in English from the University of Bridgeport and a Master of Business Administration in Finance from Fordham University. Ms. Alemany provides the Board with extensive banking and financial services experience, as well as global financial management and regulatory expertise.

In connection with her appointment to the Board, Ms. Alemany will receive a one-time equity-based grant of $100,000 in the form of restricted stock units, as provided in the Company’s existing compensation plan for non-management directors. Under the existing plan, Ms. Alemany will also receive an annual retainer of $60,000 (payable as cash or restricted stock units, at the election of the director) and restricted stock units valued at $95,000.

Section 8 – Other Events

Item 8.01. Other Events.

Stock Repurchase

On January 21, 2014, the Company issued a press release announcing that the Board has authorized the repurchase of up to $300 million of its outstanding Common Stock through December 31, 2014. In addition, the Board also approved the repurchase of an additional $7 million of common stock, representing the amount that was remaining from its 2013 share repurchase authorization. A press release announcing the decision to repurchase shares is attached as Exhibit 99.2.

Management will determine the timing and amount of any share repurchases under the share repurchase authorizations based on market conditions and other considerations. The repurchases may be effected in the open market, through derivative, accelerated repurchase and other negotiated transactions, and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.

Quarterly Dividend

On January 21, 2014, the Company issued a press release announcing that the Board declared a quarterly cash dividend in the amount of $0.10 per common share, payable on February 28, 2014 to shareholders of record on February 14, 2014. The press release is attached as Exhibit 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by CIT Group Inc. on January 21, 2014 reporting the election of Ellen R. Alemany to the Board of Directors.
99.2	Press release issued by CIT Group Inc. on January 21, 2014 announcing a stock repurchase program for 2014.
99.3	Press release issued by CIT Group Inc. on January 21, 2014 announcing a quarterly cash dividend.

Forward-Looking Statements

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Scott T. Parker

Scott T. Parker
Executive Vice President & Chief Financial Officer

Dated: January 21, 2014